Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Eric J. Vetter (“Employee”) and Unwired Planet, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee has been and is employed by the Company;

WHEREAS, Employee signed a Confidential Information and Invention Assignment Agreement with the Company on November 4, 2012 (the “Confidentiality Agreement”);

WHEREAS, Employee signed an Indemnity Agreement with the Company on June 18, 2013 (the “Indemnification Agreement”);

WHEREAS, the Company and Employee have entered into (i) a Stock Option Agreement dated December 17, 2012 (the “2012 Stock Option”), (ii) a Stock Option Agreement dated July 15, 2013 (the “2013 Stock Option” and together with the 2012 Stock Option, the “Stock Options”) and (iii) a Restricted Stock Unit Agreement dated June 3, 2013 (the “RSU Award” and collectively with the Stock Options, the “Equity Awards”), in each case, subject to the terms and conditions of the Company’s Second Amended and Restated 2006 Stock Incentive Plan (the “Plan” and collectively with the agreements thereunder, the “Stock Agreements”);

WHEREAS, the Company and the Employee wish to terminate Employee’s employment with the Company on the terms set forth below effective November 18, 2014, or an earlier date if the Company terminates the Employee for Cause or Employee resigns prior November 18, 2014, (the actual last day of Employee’s employment shall be the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Transition Period. From the Effective Date, as defined below, through the Termination Date (the “Transition Period”), Employee will perform such duties and provide assistance in transitioning his responsibilities as reasonably requested by the Company. During the Transition Period, Employee will remain employed at his current salary and with the same benefits that would otherwise be applicable. Throughout the Transition Period, Employee will perform his responsibilities in a manner that is reasonably satisfactory to the Company. Other than as set forth in this Agreement, Employee’s salary and benefits will end on the Termination Date, subject to Employee’s right to continue group health, dental and vision plan benefits under COBRA. From and after the Termination Date, Employee will no longer be deemed an employee of the Company for any purpose. Employee hereby resigns from all positions and roles with the Company or any of its subsidiaries effective on the Termination Date and agrees to promptly resign from all positions as an officer of the Company or any of its subsidiaries prior to or on the Termination Date.

2. Severance Conditions. Employee shall be entitled to the severance benefits described in Section 3 provided that he satisfies each of the following Severance Conditions: (i) Employee executes and does not revoke this Agreement and this Agreement becomes effective immediately following the expiration of the revocation period set forth in Section 6 below; (ii) Employee performs his job duties and otherwise fulfills his responsibilities as described in Section 1 above through the Termination Date; (iii) Employee is not terminated by the Company for Cause (as defined in the Company’s Amended and Restated Executive Severance Benefit Policy in effect as of the date Employee signs this Agreement) during the Transition Period, (iv) Employee has not resigned or otherwise voluntarily terminated his employment with the Company without the Company’s consent during the Transition Period; and (v) Employee signs and returns the General Release attached as Exhibit A (the “General Release”) within ten (10) days following the Termination Date, does not revoke the General Release, and such General Release becomes effective within 20 days following the Termination Date (together, the “Severance Conditions”). Notwithstanding the above, all Severance Conditions shall be met upon the death of Employee.

3. Severance Benefits. Subject to satisfaction of the Severance Conditions set forth in Section 2:

a. Severance Pay. Employee will be paid a severance payment consisting of his base salary, at the rate of $27,083.33 monthly, less applicable withholdings, in periodic payments from the Termination Date through August 18, 2015 (i.e., 9 months from the Termination Date) (the “Severance Pay”). Each Severance Pay installment will be made monthly in accordance with the Company’s standard payroll practice, beginning on the Company’s first regular payroll date that is at least five (5) business days after the later of the Termination Date or the Effective Date of the General Release attached as Exhibit A (defined therein) (in either event the “First Payment Date’). If, due to the Effective Date of the General Release, the Employee misses a monthly salary payment between the Termination Date and the First Payment Date, the Company will include a “catch up” payment on the First Payment Date.

b. COBRA. If Employee timely elects COBRA continuation coverage, the Company shall pay the full premiums for the same level of coverage as in effect on the Termination Date (including Medical, Dental, and Vision Coverage) until the earliest of the following: (i) May 18, 2016 (i.e., 18 months from the Termination Date); (ii) Employee’s eligibility for group medical care coverage through other employment; At its option, the Company may, at any time, convert its COBRA payments to a payroll tax payment to Employee in an amount equal to its remaining COBRA premium payment obligation to Employee under this subsection. Any such change would require the Company to gross up the amount of the payment to cover all applicable taxes.

c. Bonus Payment. The Company will pay Employee a bonus for fiscal year 2014 in the amount of $ 243,750, less applicable withholdings, payable on the First Payment Date.

d. Equity Awards; Extended Exercise Period for Vested Options; Accelerated Vesting of RSU Award. The period after the Termination Date during which Employee may exercise Employee’s vested Stock Options shall be extended by 15 months so that Employee may exercise his vested Stock Options until on or before the date that is 18 months after the Termination Date (or until the expiration date of any such options, if earlier). Further, the remainder of the unvested shares subject to the RSU Award will accelerate and vest as of the Termination Date. Employee acknowledges that (i) as of the Termination Date, Employee will have vested in 272,920 shares subject to Stock Options and 75,000 shares subject to the RSU Award, and (ii) all unvested Equity Awards shall terminate as of the Termination Date except as modified above. Except as otherwise set forth in this Section 3(d), the Equity Awards shall continue to be governed by the terms and conditions of the Company’s Stock Agreements and Restricted Stock Units Agreements, as applicable.

e. Outplacement Services. The Company will provide outplacement services to Employee for a period of up to 12 months after Termination Date, in an amount not to exceed $10,000, which amounts will be payable directly to such outplacement services firm.

f. Consulting Services. Employee agrees to provide consulting services to the Company, on an as needed basis, for a period of six months after the Termination Date at an hourly rate of $400 per hour.

4. Status of Employment Benefits. Employee’s health insurance benefits shall cease on the last day of the month during which the Termination Date occurs, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, will cease as of the Termination Date.

5. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee, and that the only payments and benefits that Employee is entitled to receive from the Company in the future, including without limitation with respect to severance, are those specified in this Agreement.

6. Mutual Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; and the Nevada Fair Employment Practices Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement nor does it release the Company from its obligation to indemnify Employee based on the Company’s indemnification obligation pursuant to the Indemnification Agreement, the organizational documents of the Company or applicable law. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company). Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

The Company, on its own behalf and on behalf of its respective agents and assigns, hereby and forever releases Employee from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against Employee arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement.

7. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the eighth day after Employee signs this Agreement. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9. Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor to the extent that they need to know the

Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that he will not publicize, directly or indirectly, any Separation Information.

10. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees. Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company, or that he will do so no later than the Termination Date. Employee agrees to sign and return to the Company the Termination Certification, attached as Exhibit B to the Confidentiality Agreement, to the Company within five business days of the Termination Date.

11. No Cooperation. Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

12. Nondisparagement. Employee agrees not to disparage any of the Releasees. The Company agrees that its officers and directors will not disparage Employee. For this purpose, the term “disparage” means, with respect to any individual or entity, negative comments regarding their integrity, fairness, satisfaction of obligations, overall performance, business practices, investment decisions, business model, equity holders, or personnel. These nondisparagement obligations shall not in any way affect Employee’s obligation to testify truthfully in any legal proceeding.

13. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

14. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

15. Nonsolicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company nor shall Employee directly or indirectly hire or facilitate the hiring of any Company employee.

16. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

18. Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 3 of this Agreement will be made no later than March 15, 2016. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Company reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

19. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20. No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

21. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

22. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

23. Entire Agreement and Indemnification of Employee. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements, except as modified herein. The Company hereby confirms its obligation to indemnify Employee as required under the Indemnification Agreement, the organizational documents of the Company and/or applicable law.

24. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Chairman of the Company’s Board of Directors.

25. Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Nevada.

26. Effective Date. Employee understands that this Agreement shall be null and void if not executed by him within twenty one (21) days. Employee has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date (the “Effective Date”).

27. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

28. Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)	he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	he is fully aware of the legal and binding effect of this Agreement.

Remainder of Page Intentionally Blank

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

ERIC J. VETTER, an individual

Dated: September 25, 2014	/s/ Eric J. Vetter
Eric J. Vetter

UNWIRED PLANET, INC.

Dated: September 25, 2014	By	/s/ Phil Vachon
Phil Vachon
Chairman of the Board of Directors

EXHIBIT A

GENERAL RELEASE

Background

Eric J. Vetter (“Employee”) acknowledges that in connection with the ending of his employment with Unwired Planet, Inc. (the “Company”), he entered into a Separation Agreement and Release dated September 25, 2014 (the “Agreement”). Employee understands that this is the General Release referenced in the Agreement. Employee further understands that he may not sign this General Release until on or after the Termination Date (as defined in the Agreement) but that he must return it to the Company on or before twenty one (21) days from the Termination Date.

Release and Related Terms

1. Employee acknowledges that Company has paid him all salary, vacation pay, and all other compensation through the last through the last day of his employment.

2. Employee acknowledges that, except for the severance benefits described in Section 3 of the Agreement, he is not entitled to any other compensation or benefits.

3. Employee understands that, regardless of whether he signs this General Release, the Agreement shall remain in full force and effect, except that he will not have satisfied the Severance Conditions described in Section 2 of the Agreement to receive the severance benefits described in Section 3 of the Agreement.

4. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this General Release, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; and the Nevada Fair Employment Practices Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of the Agreement; and

h. any and all claims for attorneys’ fees and costs.

This release does not extend to any obligations incurred under the Separation Agreement and Release dated September 25, 2014, nor does it release the Company from its obligation to indemnify Employee based on the Company’s indemnification obligation pursuant to the Indemnification Agreement, the organizational documents of the Company or applicable law. This General Release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company). Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this General Release.

The Company, on its own behalf and on behalf of its respective agents and assigns, hereby and forever releases Employee from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against Employee arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement.

Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has had twenty-one (21) days to consider this General Release; (c) he has seven (7) days following his execution of this General Release to revoke it; (d) this General Release shall not be effective until after the revocation period has expired; and (e) nothing in this General Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the eighth day after Employee signs this Agreement. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

This General Release shall become effective on the eighth day after Employee returns a signed copy of the General Release to the Company (the eighth day being the “Effective Date of the General Release”).

EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS GENERAL RELEASE THOROUGHLY, UNDERSTANDS ITS TERMS AND HAS SIGNED IT KNOWINGLY AND VOLUNTARILY. EMPLOYEE UNDERSTANDS THAT THIS GENERAL RELEASE IS A LEGAL DOCUMENT. EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO DISCUSS ALL ASPECTS OF THIS GENERAL RELEASE WITH HIS ATTORNEY.

Dated: , 2014
Eric J. Vetter

UNWIRED PLANET, INC.

Dated: , 2014	By
Phil Vachon
Chairman of the Board of Directors

Company’s Amended and Restated Executive Severance Benefit Policy